Exhibit 5.1

February 14, 2024

Appyea, Inc.

16 Natan Alterman Street

Gan Yavne, Israel

Re: Form S-1 Registration Statement No. 333-264834

Ladies and Gentlemen:

We have acted as special counsel to Appyea, Inc., a Nevada corporation (the “Company”), in connection with the preparation of a registration statement on Form S-1 (File No. 333-264834) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 10, 2022, and amended from time to time. The Registration Statement, which was declared effective by the Commission on September 29, 2022, relates to (a) the proposed initial offer and sale by the Company of (i) 25,000,000 shares (the “Offered Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 25,000,000 shares of Common Stock (the “Offered Warrant Shares”) issuable upon the exercise of one-year warrants at a per share exercise price of $0.01 (the “Offered Warrants”), and (b) the proposed resale of up to an aggregate of 38,410,644 shares of Common Stock, including (i) 2,956,667 shares of Common Stock issued to certain of the founders, directors and officers of the Company (the “Founder Shares”), (ii) 4,939,111 shares of Common Stock issued to three shareholders of the Company in privately negotiated transactions (the “Purchased Shares”), (iii) 30,243,397 shares of Common Stock (the “Convertible Shares”) to be issued upon the conversion of three outstanding convertible notes (the “Convertible Notes”), (iv) 46,569 shares of Common Stock (the “Warrant Shares”) to be issued upon the exercise of warrants (the “Warrants”), and (v) 224,890 shares of Common Stock issued to two shareholders who had converted convertible notes and/or loan agreements (the “Converted Shares”), plus an indeterminate number of shares of Common Stock as may be issuable under Rule 416 of the Securities Act to prevent dilution from stock splits, stock dividends or other distribution, recapitalization or similar transactions, for the account of the Company and the selling stockholders identified in the Registration Statement. The Offered Shares, the Offered Warrant Shares, the Founder Shares, the Purchased Shares, the Convertible Shares, the Warrant Shares, and the Converted Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement and prospectus which forms a part thereof (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Securities.

In rendering this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of (i) the Company’s articles of incorporation, as amended to date (the “Articles of Incorporation”), (ii) the Company’s bylaws (the “Bylaws”), (iii) the Registration Statement, including all exhibits filed therewith, (iv) the forms of the Offered Warrants and Convertible Notes, and (v) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

420 Lexington Avenue, Suite 2446, New York, NY 10170

12121 Wilshire Blvd., Suite 810, Los Angeles, CA 90025

NYC Office: 646.861.7891

CA Office: 818.930.5686

www.cronelawgroup.com

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives. Without limiting the generality of the foregoing, in our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents and that each signatory to such document has or will have sufficient legal capacity to execute such document. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We are members of the Bar of the State of New York. We are familiar with the applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Nevada. Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York and the corporate laws of the State of Nevada. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.	Issuance of the Offered Shares has been duly authorized by the Company and, when issued and paid for in accordance with the terms of the Registration Statement, the Offered Shares will be validly issued, fully paid and nonassessable.

2.

Issuance of the Offered Warrant Shares has been duly authorized by the Company and, when issued and paid for in accordance with the terms of the Registration Statement and the Offered Warrants, the Offered Warrant Shares will be validly issued, fully paid and nonassessable.

3.	Issuance of the Founders Shares has been duly authorized by the Company and the Founders Shares are validly issued, fully paid and nonassessable.

4.	Issuance of the Purchased Shares has been duly authorized by the Company and the Purchased Shares will be validly issued, fully paid and nonassessable.

5.	Issuance of the Convertible Shares has been duly authorized by the Company and, when issued and paid for in accordance with the terms of the Convertible Notes, the Convertible Shares will be validly issued, fully paid and nonassessable.

6.	Issuance of the Warrants Shares has been duly authorized by the Company and the Warrant Shares are validly issued, fully paid and nonassessable.

7.	Issuance of the Converted Shares has been duly authorized by the Company and the Converted Shares are validly issued, fully paid and nonassessable.

This opinion letter speaks only as of the date hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and the Prospectus and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of a Registration Statement. In giving such consent, we do not admit that we are we are an “expert” within the meaning of the Securities Act or in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

/s/ The Crone Law Group P.C.
The Crone Law Group P.C.

www.cronelawgroup.com